AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2007

REGISTRATION NO. 333-138554

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONEBEACON INSURANCE GROUP, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0503315
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Carlson Parkway

Minnetonka, MN 55305

(952) 852-2431

(Address, including zip code and telephone number, of principal executive offices)

ONEBEACON 401(K) SAVINGS PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN

(Full Titles of the Plan)

Jennifer E. Lawrence, Esq.

OneBeacon Insurance Group LLC

One Beacon Lane

Canton, MA 02021

(781) 332-1000

 (Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2006 (File No. 333-138554) is being filed to reflect the fact that effective April 27, 2007, the OneBeacon Employee Stock Ownership Plan (“ESOP”) was merged into the OneBeacon 401(k) Savings Plan (“401(k)”) to create the OneBeacon 401(k) Savings Plan and Employee Stock Ownership Plan (the “Plan”).  The terms and conditions of the Plan remain substantially the same as the terms and conditions of the ESOP and the 401(k).  This Post-Effective Amendment also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.                                                     EXHIBITS.

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

24.1	Powers of Attorney (incorporated by reference to Registration Statement on Form S-8 filed with the Commission on November 9, 2006).
24.2	Powers of Attorney with respect to Lois W. Grady and Kent D. Urness filed herewith as part of the signature page.

POWER OF ATTORNEY

We, the undersigned directors and officers of OneBeacon Insurance Group, Ltd., do hereby constitute and appoint each of Paul H. McDonough and Ann Marie Andrews, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney-in-fact and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Commission on November 9, 2006, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933) hereto and we do hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canton, Massachusetts, on June 19, 2007.

ONEBEACON INSURANCE GROUP,
LTD.

By	/s/ Ann Marie Andrews
Name: Ann Marie Andrews
Title: Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Michael Miller	Director and Chief Executive Officer	June 14, 2007
T. Michael Miller	(Principal Executive Officer)

/s/ Paul H. McDonough	Chief Financial Officer	June 19, 2007
Paul H. McDonough	(Principal Financial Officer)

/s/ Ann Marie Andrews	Chief Accounting Officer	June 19, 2007
Ann Marie Andrews	(Principal Accounting Officer)

/s/ Paul H. McDonough	Director, Chairman of the Board	June 19, 2007
Lowndes A. Smith*

/s/ Paul H. McDonough	Director	June 19, 2007
Reid T. Campbell*

/s/ Paul H. McDonough	Director	June 19, 2007
Morgan W. Davis*

/s/ Paul H. McDonough	Director	June 19, 2007
David T. Foy*

/s/ Paul H. McDonough	Director	June 19, 2007
Lois W. Grady*

/s/ Paul H. McDonough	Director	June 19, 2007
Richard P. Howard*

/s/ Paul H. McDonough	Director	June 19, 2007
Robert R. Lusardi*

/s/ Paul H. McDonough	Director	June 19, 2007
Kent D. Urness*

/s/ Paul H. McDonough	Director	June 19, 2007
Allan L. Waters*

/s/ Paul H. McDonough	Authorized Representative in the United States	June 19, 2007
Paul H. McDonough

*By:	/s/ Paul H. McDonough	Attorney-in-fact	June 19, 2007
Paul H. McDonough

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canton, Massachusetts, on June 19, 2007.

ONEBEACON 401(K) SAVINGS PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN

By	/s/ Thomas N. Schmitt
Name: Thomas N. Schmitt
Title: Senior Vice President, OneBeacon Insurance Company

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

24.1	Powers of Attorney (incorporated by reference to Registration Statement on Form S-8 filed with the Commission on November 9, 2006).
24.2	Powers of Attorney with respect to Lois W. Grady and Kent D. Urness filed herewith as part of the signature page.